Form 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNIVERSAL BUSINESS PAYMENT SOLUTIONS ACQUISITION CORPORATION
(Exact name of the fund as specified in Its Charter)

Delaware	90-0632274

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Radnor Financial Center
150 North Radnor-Chester Road, Suite F-200
Radnor, Pennsylvania 19087
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC
Common Stock included in Units, par value $0.001 per share	The NASDAQ Stock Market LLC
Warrants included in Units, exercisable for Common Stock at an exercise price of $6.90	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-171359

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Universal Business Payment Solutions Acquisition Corporation (the “Company”).  The description of the units, common stock and warrants appearing under the caption, “Description of Securities,” in Amendment No. 5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-171359), filed with the Securities and Exchange Commission on April 29, 2011, as amended from time to time (the “Registration Statement”) is incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2:	Exhibits.
The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

*3.1	Form of Certificate of Incorporation.
*3.2	Form of Restated Certificate of Incorporation.
*3.3	Form of Amended and Restated Bylaws.
*4.1	Specimen Unit Certificate.
*4.2	Specimen Common Stock Certificate.
*4.3	Specimen Warrant Certificate.
*4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
*4.5	Form of EBC Unit Purchase Option.

*	Incorporated by reference to the corresponding exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 9th day of May 2011.

Universal Business Payment Solutions Acquisition Corporation

By:	/s/ Peter Davidson
Name:	Peter Davidson

Title:	Chief Administrative Officer